UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 14, 2010

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 438-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

On January 14, 2010, the Series II Warrants issued by VirnetX Holding Corporation, a Delaware corporation (the “Company”), in its private placement transaction that closed on September 11, 2009 (the “Series II Warrants”), have expired unexercised and therefore have terminated without any additional shares being issued to the private placement investors.  As the Company has previously reported, the Series II Warrants were designed to result in the automatic issuance of up to 2,419,045 additional shares to the private placement investors, but only if the trading price of the Company’s stock fell below a certain threshold following the closing of the offering.  Since the trading price has not fallen below the relevant threshold, the Series II Warrants have expired by their terms and become null and void without issuance of additional shares.

More specifically, as further described in the prospectus dated December 23, 2009 (File No. 333-162145), the Series II Warrants provided the investors in the private placement transaction pricing protection in the event that the market price of the Company’s common stock declined between the closing of the private placement and the earlier of (i) the 15th trading day following the date the registration statement registering the shares of common stock issuable upon exercise of the Series II Warrants was declared effective and (ii) the date Rule 144 became available for resale of the shares of common tock issued under the registration statement.  The registration statement was declared by the Securities and Exchange Commission on December 22, 2009, so the 15th trading day following that date was January 14, 2010.  Since 80% of the Company’s volume weighted average price over the 15-day trading period ending on January 14, 2010 exceeded $2.52, the price paid by the investors in the private placement transaction, the Series II Warrants expired unexercised as of January 14, 2010.

The Series III Warrants issued in the private placement will be the next series to expire as they have a short 60-day exercise window following effectiveness of the registration statement described above.  These warrants require payment of a cash exercise price at the same price per share originally paid in the private placement transaction and will expire on February 20, 2010.  The Series III Warrants cover an aggregate of up to 2,380,942 shares yielding aggregate exercise proceeds equal to $6,000,000.  As of January 14, 2010, the Series III Warrants were “in-the-money” since the exercise price is $2.52 per share and the trading price of the stock closed at $3.81 per share.

As previously disclosed, the longer-term Series I Warrants issued in the private placement transaction will not become exerciseable until March 11, 2010 and will expire on March 11, 2015.  The Series I Warrants have an exercise price equal to $3.93 per share and cover an aggregate of 3,246,959 shares, of which up to 627,923 shares of common stock are issuable pursuant to certain anti-dilution adjustment provisions in the Series I Warrants.

The summary descriptions of the Series I Warrants, Series II Warrants and Series III Warrants are qualified in their entirety by the terms the Series I Warrants, Series II Warrants and Series III Warrants, copies of which were filed with the Current Report on Form 8-K filed by the Company on September 3, 2009, and are incorporated by reference herein.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2010	VIRNETX HOLDING CORPORATION
	By:	/s/ Kendall Larsen
	Name:	Kendall Larsen
	Title:	Chief Executive Officer

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